Xencor Announces Closing of Public Offering Including Full Exercise of Underwriters’ Option to Purchase Additional Shares
PASADENA, Calif. – September 12, 2024 – Xencor, Inc. (“Xencor”) (Nasdaq: XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of cancer and other serious diseases, today announced the closing of its previously announced underwritten public offering of 8,093,712 shares of its common stock at a price to the public of $18.00 per share, which includes the exercise in full by the underwriters of their option to purchase up to 1,458,600 additional shares of common stock, and pre-funded warrants to purchase up to an aggregate of 3,088,888 shares of common stock at a price to the public of $17.99 per pre-funded warrant. The pre-funded warrants are immediately exercisable and have an exercise price of $0.01 per share. The gross proceeds to Xencor from this offering were approximately $201.3 million, before deducting underwriting discounts and commissions and offering expenses.

Leerink Partners, Raymond James and RBC Capital Markets acted as joint book-running managers for the offering. Wedbush PacGrow acted as a co-manager for the offering.

Xencor currently intends to use the net proceeds from the offering for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses.

The public offering was made pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-270030), previously filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023, and which automatically became effective upon filing. The securities were offered only by means of a prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may also be obtained by contacting Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863, or by email at prospectus@raymondjames.com; or from RBC Capital Markets, LLC, Attention: Equity Capital Markets, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Xencor

Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of patients with cancer and other serious diseases. More than 20 candidates engineered with Xencor’s XmAb® technology are in clinical development, and three XmAb medicines are marketed by partners. Xencor’s XmAb engineering technology enables small changes to a proteins structure that result in new mechanisms of therapeutic action.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding Xencor’s anticipated use of proceeds from the offering. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks and uncertainties associated with market and other conditions and the satisfaction of customary closing conditions related to the proposed public offering and other risks that are described in Xencor’s most recent periodic reports filed with the SEC, including Xencor’s Annual Report on Form 10-K for the year ended December 31, 2023, including the risk factors set forth in those filings. These forward-looking statements speak only as of the date hereof. Xencor disclaims any obligation to update these forward-looking statements, except as required by applicable law.

Contacts:

Charles Liles
cliles@xencor.com
(626) 737-8118